Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Continental Airlines, Inc. and each related Prospectus of our report dated February 18, 2009 (except for Note 1, as to which the date is April 24, 2009) with respect to the consolidated financial statements of Continental Airlines, Inc. for the year ended December 31, 2008, included in the Current Report (Form 8-K) of Continental Airlines, Inc. dated April 24, 2009, filed with the Securities and Exchange Commission.

Form	Description

S-8	1997 Stock Incentive Plan (No. 333-23165)

S-8	1998 Stock Incentive Plan (No. 333-57297)

S-8	2000 Incentive Plan (No. 333-39762)

S-8	2004 Employee Stock Purchase Plan (No. 333-113444)

S-8	Supplemental Saving Plan for Management Pilots (No. 333-50938)

S-8	2005 Broad Based Employee Stock Option Plan and 2005 Pilot Supplemental
Option Plan (No. 333-126891)

S-8	Incentive Plan 2000 - additional 1.5 million shares of Class B Common Stock (No. 333-134904)

S-3	Registration Statement relating to Warrants, Class A Common Stock and Class B Common Stock and sales by certain Selling Security holders and the related Prospectus (No. 333-09739)

S-3
Registration Statement relating to $500,000,000 of the Company’s Debt Securities, Class B Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Depositary Shares, Warrants, Junior Subordinated Trust Debentures and Guarantee of Trust Preferred Securities and Trust Preferred Securities of Continental Airlines Finance Trust III (Universal Shelf) and the related Prospectus (No. 333-71906)

S-3
Registration Statement relating to $250,000,000 of Term Income Deferrable Equity Securities (TIDES) of Continental Airlines Finance Trust II, and Convertible Junior Subordinated Debentures, a Preferred Securities Guarantee of the TIDES and Class B Common Stock of the Company (No. 333-55144)

S-3	Registration Statement relating to $175,000,000 of the Company’s 5% Convertible Notes due 2023 (No. 333-108576)

S-3
Registration Statement relating to $1 billion of the Company’s Debt Securities, Class B Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Depositary Shares, Warrants, Subscription Rights and Pass Through Certificates, and the related Prospectus (No. 333-128289)

ERNST & YOUNG LLP

Houston, Texas
April 24, 2009